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EXHIBIT 23.1
INDEPENDENT AUDITORS' CONSENT

The Board of Directors
The St. Paul Companies, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus. Our reports refer to a change in the method of accounting for certain investments.

                                          /s/ KPMG PEAT MARWICK LLP
                                          Minneapolis, Minnesota
                                          June 20, 1996